As filed with the Securities and Exchange Commission on April 14, 2011
File No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8711 (Primary Standard Industrial Classification Code Number)	22-3341267 (I.R.S. Employer Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey 08550
(609) 716-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Keefe, Esq.
Executive Vice President and General Counsel
Mistras Group, Inc.
195 Clarksville Road
Princeton Junction, New Jersey 08550
(609) 716-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Sheldon G. Nussbaum, Esq.
Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
(212) 318-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Price Per	Aggregate Offering	Registration
Securities to Be Registered(1)	Registered(1)(2)(3)	Unit(3)	Price(3)(4)	Fee(3)
Primary Offering:
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Debt securities
Warrants
Units(5)
Total Primary Offering	$80,000,000		$80,000,000(6)	$9,288(6)
Secondary Offering:
Common Stock, par value $0.01 per share	2,764,401	$16.87	$46,635,445(7)	$5,415(7)
Total			$126,635,445	$14,703

(1)	Also includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $80,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, up to 2,764,401 shares of the registrant’s common stock may be sold pursuant to this registration statement by the selling stockholder described herein. Except as provided in Rule 426(b) under Securities Act of 1933, in no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $80,000,000.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but, other than the secondary offering, does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(5)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities and warrants.

(6)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(7)	Pursuant to Rule 457(c) under the Securities Act of 1933, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the New York Stock Exchange on April 13, 2011.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 14, 2011

PROSPECTUS

$80,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

2,764,401
Shares of Common Stock
Offered by the Selling Stockholder

From time to time, we may offer and sell up to $80,000,000 of our debt securities; common stock; preferred stock; or warrants to purchase debt securities, common stock or preferred stock or any combination of these securities; and units consisting of debt securities, common stock, preferred stock or warrants or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities; and common stock upon conversion of preferred stock.

In addition, the selling stockholder, as described in this prospectus, may offer and resell up to a total of 2,764,401 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholder.

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 50 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “MG.” On April 13, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $17.08.

You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 25 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Certain Documents by Reference” on page 54 of this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document. Any information we incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings and also allows the selling stockholder to offer and sell shares of our common stock in one or more offerings. Using this prospectus, we may offer up to a total dollar amount of $80,000,000 of these securities and the selling stockholder may offer to sell up 2,764,401 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we or the selling stockholder offer to sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Incorporation of Certain Documents by Reference,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, any applicable prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

Forward-looking statements

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements reflect our current estimates, expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning our possible future results of operations, business and growth strategies, financing plans, our competitive position and the effects of competition, the projected growth of the industries in which we operate, the benefits and synergies to be obtained from our completed and any future acquisitions, and statements of management’s goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in the future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk factors” and elsewhere in this prospectus or any documents we incorporate by reference herein or therein. These cautionary statements qualify all forward-looking statements attributed to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations, prospects and ability to service our debt. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows.

Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the markets in which we operate and industry-related factors such as:

•	loss of or reduction in business with a significant customer;

•	an accident or incident involving our asset protection solutions;

•	our current dependence on customers in the oil and gas industry;

•	our ability to attract and retain trained engineers, scientists and other highly skilled workers as well as members of senior management;

•	strengths and actions of our competitors;

•	the timing, size and integration success of potential future acquisitions;

•	catastrophic events that cause disruptions to our business or the business of our customers; and

•	the continuing uncertain economic environment.

The company

This summary description about us and our business highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in an offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. In this prospectus, our fiscal years, which end on May 31, are identified according to the calendar year in which they end (e.g., the fiscal year ended May 31, 2010 is referred to as “fiscal 2010”), and unless otherwise specified or the context otherwise requires, “Mistras,” “we,” “us” and “our” refer to Mistras Group, Inc. and its consolidated subsidiaries and their predecessors.

Corporate information

We were founded by former AT&T Bell Laboratories researchers in 1978 and operated as Physical Acoustics Corporation until December 1994, when we reorganized and began operating as Mistras Holdings Corp., a Delaware corporation. In February 2007, we changed our name to Mistras Group, Inc. We completed our initial public offering in October 2009 and listed our common stock on the New York Stock Exchange. Our principal executive offices are located at 195 Clarksville Road, Princeton Junction, NJ 08550, and our telephone number at that address is (609) 716-4000. Our website is located at www.mistrasgroup.com.

Our business

We are a “one source” leading global provider of technology-enabled asset protection solutions used to evaluate the structural integrity of critical energy, industrial and public infrastructure. We combine industry-leading products and technologies, expertise in mechanical integrity (MI) and non-destructive testing (NDT) services and proprietary data analysis and enterprise warehousing software to deliver a comprehensive portfolio of customized solutions, ranging from routine inspections to complex, plant-wide asset integrity management and assessments. These mission critical solutions enhance our customers’ ability to comply with governmental safety and environmental regulations, extend the useful life of their assets, increase productivity, minimize repair costs, manage risk and avoid catastrophic disasters. Given the role our services play in ensuring the safe and efficient operation of infrastructure, we have historically provided a majority of our services to our customers on a regular, recurring basis. We serve a global customer base of companies with asset-intensive infrastructure, including companies in the oil and gas (downstream, midstream & upstream), fossil and nuclear power, alternative energy, public infrastructure, chemicals, aerospace and defense, transportation, primary metals and metalworking, pharmaceutical/biotechnology, food processing industries and research and engineering institutions. As of April 1, 2011, we had approximately 2,700 employees, including 32 Ph.D.’s and approximately 100 other degreed engineers and highly-skilled, certified technicians, in 78 offices across 15 countries. We have established long-term relationships as a critical solutions provider to many of the leading companies in our target markets. The following chart represents the percentage of consolidated revenues we generated from our various markets for the first nine months of fiscal 2011.

Mistras revenues by end market for the nine months ended February 28, 2011

Our asset protection solutions continuously evolve over time as we combine the disciplines of NDT, MI services and data analysis and data warehousing software to provide value to our customers. The foundation of our business is NDT, which is the examination of assets without impacting current and future usefulness or impairing the integrity of these assets. The ability to inspect infrastructure assets and not interfere with their operating performance makes NDT a highly attractive alternative to many traditional intrusive inspection techniques, which may require dismantling equipment or shutting down a plant, mill or site. Our MI services are a systematic engineering-based approach to developing best practices for ensuring the on-going integrity and safety of equipment and industrial facilities. MI services involve conducting an inventory of infrastructure assets, developing and implementing inspection and maintenance procedures, training personnel in executing these procedures and managing inspections, testing and assessments of customer assets. By assisting customers in implementing MI programs we enable them to identify gaps between existing and desired practices, find and track deficiencies and degradations to be corrected and establish quality assurance standards for fabrication, engineering and installation of infrastructure assets. We believe our MI services improve plant safety and reliability and regulatory compliance, and in so doing reduce maintenance costs. Our solutions also incorporate comprehensive data analysis from our proprietary asset protection software to provide customers with detailed, integrated and cost-effective solutions that rate the risks of alternative maintenance approaches and recommend actions in accordance with consensus industry codes and standards and help to establish and support key performance indicators (KPI’s) to ensure continued safe and economic operations.

We differentiate ourselves by delivering these solutions under our “One Source” umbrella utilizing a proven systematic method that creates a closed loop life cycle for addressing continuous asset protection and improvement. As a global asset protection leader, we provide a comprehensive range of solutions that includes:

•	traditional outsourced NDT services conducted by our technicians, mechanical integrity assessments, above-ground storage tank inspection and American Petroleum Institute (“API”) visual inspections and predictive maintenance (“PDM”) program development;

•	advanced asset protection solutions, in most cases involving proprietary acoustic emission (“AE”), digital radiography, infrared, wireless and/or automated ultrasonic sensors, which are operated by our highly trained technicians;

•	a proprietary and customized portfolio of software products for testing and analyzing data captured in real-time by our technicians and sensors, including advanced features such as pattern recognition and neural networks;

•	enterprise software and relational databases to store and analyze inspection data comparing to prior operations and testing of similar assets, industrial standards and specific risk conditions, such as use with highly flammable or corrosive materials, and developing asset integrity management plans based on risk-based inspection that specify an optimal schedule for the testing, maintenance and retirement of assets; and

•	on-line monitoring systems that provide for secure web-based remote or on-site asset inspection, real-time reports and analysis of plant or enterprise-wide structural integrity data, comparison of integrity data to our library of historical inspection data and analysis to better assess structural integrity and provide alerts for and prioritize future inspections and maintenance.

We offer our customers a customized package of services, products and systems or our enterprise software and other niche high-value products on a stand-alone basis. For example, customers can purchase most of our sensors and accompanying software to integrate with their own systems, or they can purchase a complete turn-key solution, including our installation, monitoring and assessment services. Importantly, however, we do not sell certain of our advanced and proprietary software and other products as stand-alone offerings; instead, we embed them in our comprehensive service offerings to protect our investment in intellectual property while providing an added value which generates a substantial source of recurring revenues.

Asset protection industry overview

Asset protection is a large and rapidly growing industry that consists of NDT inspection, MI services and inspection data warehousing and analysis. NDT plays a crucial role in assuring the operational and structural integrity of critical infrastructure without compromising the usefulness of the tested materials or equipment. The evolution of NDT services, in combination with broader industry trends, including increased asset utilization and aging of infrastructure, the desire by companies to extend the useful life of their existing infrastructure, new construction projects, enhanced government regulation and the shortage of certified NDT professionals have made NDT an integral and increasingly outsourced part of many asset-intensive industries. Well-publicized industrial and public infrastructure failures and accidents such as the Deepwater Horizon oil spill in the Gulf of Mexico and the I-35W Mississippi River bridge collapse in Minnesota have raised the level of safety awareness of regulators, and owners and operators are recognizing the benefits that asset protection solutions can provide.

Historically, NDT solutions predominantly used qualitative testing methods aimed primarily at detecting defects in the tested materials. This methodology, which we categorize as “traditional NDT,” is typically labor intensive and, as a result, considerably dependent upon the availability and skill level of the certified technicians, engineers and scientists performing the inspection services. The traditional NDT market is highly fragmented, with a significant number of small vendors providing inspection services to divisions of companies or local governments situated in close proximity to the vendor’s field inspection engineers and scientists. Today, we believe that customers are increasingly looking for a single vendor capable of providing a wider spectrum of asset protection solutions for their global infrastructure that we call “one-source”. This shift in underlying demand, which began in the early 1990s, has contributed to a transition from traditional NDT solutions to more advanced solutions that employ automated digital sensor technologies and accompanying enterprise software, allowing for the effective capture, storage, analysis and reporting of inspection and engineering results electronically and in digital formats. These advanced techniques, taken together with advances in wired and wireless communication and information technologies, have further enabled the development of remote monitoring systems, asset-management and predictive maintenance capabilities and other data analytics and management. We believe that as advanced asset protection solutions continue to gain acceptance among asset-intensive organizations, only those vendors offering broad, complete and integrated solutions, scalable operations and a global footprint will have a distinct competitive advantage. Moreover, we believe that vendors that are able to effectively deliver both advanced solutions and data analytics, by virtue of their ownership of customers’ data, develop a significant barrier to entry for competitors, and so develop the capability to create significant recurring revenues.

We believe the following represent key dynamics driving the growth of the asset protection industry:

•	Extending the Useful Life of Aging Infrastructure. The prohibitive cost and challenge of building new infrastructure has resulted in the significant aging of existing infrastructure and caused companies to seek ways to extend the useful life of existing assets. For example, due to the significant cost associated with constructing new refineries, stringent environmental regulations which have increased the costs of managing them and difficulty in finding suitable locations on which to build them, no new refineries have been constructed in the United States since 1976. Another example is in the area of power transmission and distribution. The Smart Grid initiative in the United States is causing increased loading on aging transformers that are more than 30 years old in most cases. The need to test and monitor these units to ensure their reliability until replacement is instrumental in support of a reliable Smart Grid network. Because aging infrastructure requires relatively higher levels of maintenance and repair in comparison to new infrastructure, as well as more frequent, extensive and ongoing testing, companies and public authorities are increasing spending to ensure the operational and structural integrity of existing infrastructure.

•	Outsourcing of Non-Core Activities and Technical Resource Constraints. While many of our customers have historically performed NDT services in-house, the increasing sophistication and automation of NDT programs, together with a decreasing supply of skilled professionals and stricter governmental regulations, has led many companies and public authorities to outsource NDT to providers that have the necessary technical product portfolio, engineering expertise, technical workforce and proven track record of results-oriented performance to effectively meet their increasing requirements.

•	Increasing Asset and Capacity Utilization. Due to high energy prices, high repair and replacement costs and the limited construction of new infrastructure, existing infrastructure in some of our target markets is being used at higher capacities, causing increased stress and fatigue that accelerate deterioration. These higher prices and costs also motivate our customers to complete repairs, maintenance, replacements and upgrades more quickly. For example, increasing demand for refined petroleum products, combined with high plant utilization rates, is driving refineries to upgrade facilities to make them more efficient and expand capacity. In order to sustain high capacity utilization rates, customers are increasingly using asset protection solutions to efficiently ensure the integrity and safety of their assets. Implementation of asset protection solutions can also lead to increased productivity as a result of reduced maintenance-related downtime.

•	Increasing Corrosion from Low-Quality Inputs. High commodities prices and increasing energy demands have led to the use of lower grade raw materials and feedstocks, such as low-grade coal or petroleum, used in refinery and power generation processes. These lower grade raw materials and feedstocks, especially in the case of the refining process, can rapidly corrode the infrastructure they come into contact with, which in turn increases the need for asset protection solutions to identify such corrosion and enable infrastructure owners to proactively combat the problems caused by such corrosion.

•	Increasing Use of Advanced Materials. Customers in our target markets are increasingly utilizing advanced materials, such as composites, and other unique technologies in the manufacturing and construction of new infrastructure and aerospace applications. As a result, they require advanced testing, assessment and maintenance technologies to inspect and to protect these assets, since many of these advanced materials cannot be tested using traditional NDT techniques. We believe that demand for NDT solutions will increase as companies and public authorities continue to use these advanced materials, not only during the operating phase of the lifecycle of their assets, but also during the design, manufacturing and quality control phases and integrating and embedding sensors directly into the end product in support of total life cycle asset management.

•	Meeting Safety Regulations. Owners and operators of infrastructure assets increasingly face strict government regulations and safety requirements. Failure to meet these standards can result in significant financial liabilities, increased scrutiny by OSHA and other regulators, higher insurance premiums and tarnished corporate brand value. There have been several industrial accidents, including explosions and fires, in recent years. These accidents created significant damage to the reputation of refineries and coupled with concern by owners, led OSHA to strengthen process safety enforcement standards with the implementation of the National Emphasis Program (NEP) that also extends to chemical plants for compliance with Process Safety Management Regulation 29 CFR 1919.119. As a result, these owners and operators are seeking highly reliable asset protection suppliers with a proven track record of providing asset protection services, products and systems to assist them in meeting these increasingly stringent regulations.

•	Expanding Addressable End-Markets. Advances in NDT sensor technology and asset protection software systems, and the continued emergence of new technologies, are creating increased demand for asset protection solutions in applications where existing techniques were previously ineffective. Further, we expect increased demand in relatively new markets, such as the pharmaceutical and food processing industries, where infrastructure is only now aging to a point where significant maintenance is required.

•	Expanding Addressable Geographies. We believe that a substantial driver of incremental demand will come from international markets, including Asia, Europe and Latin America. Specifically, as companies and governments in these markets build and maintain infrastructure and applications that require the use of asset protection solutions, we believe demand for our solutions will increase.

We believe that the market available to us will continue to grow rapidly as a result of macro-market trends, including aging infrastructure, use of more advanced materials, such as composites, and the increasing outsourcing of asset protection solutions by companies who historically performed these services using internal resources.

Our target markets

We focus our sales, marketing and product development efforts on a range of infrastructure-intensive industries and governmental authorities. With our portfolio of asset protection services, products and systems, we can effectively serve our customer base throughout the lifecycle of their assets, beginning at the design stage, through the construction and maintenance phase and, as necessary, through the decommissioning of their infrastructure. In general, our largest market in broad terms is energy related infrastructure.

The rapid increase in world energy prices from 2003 to 2008, combined with concerns about the environmental consequences of greenhouse gas emissions, has led to renewed interest in alternatives to fossil fuels — particularly, nuclear power and renewable resources. As a result, long-term prospects continue to improve for generation from both nuclear and renewable energy sources — supported by government incentives and by higher fossil fuel prices. While the problems in Japan’s Fukushima-1 nuclear plant stemming from the March 11, 2011 earthquake and tsunami have heightened scrutiny about the safety of nuclear energy, the U.S. and other countries do not appear to be halting construction of new facilities.

Electricity from coal-fired generation is also expected to increase, making coal the second fastest-growing source for electricity generation. The outlook for coal could be altered substantially, however, by any future legislation that would reduce or limit the growth of greenhouse gas emissions.

Oil and gas

Liquids including oil and gas remain the world’s largest energy source given their importance in the transportation and industrial end-use sectors. World crude oil and liquid fuels consumption grew by an estimated 2.4 million barrels per day in 2010 to 86.7 million barrels per day, the second largest annual increase in at least 30 years. This growth more than offset the reductions in demand during the prior two years and surpassed the 2007 consumption level of 86.3 million barrels per day. The United States Energy Information Administration (EIA) expects that world liquid fuels consumption will grow by 1.5 million barrels per day in 2011 and by an additional 1.7 million barrels per day in 2012. Countries outside of the Organization for Economic Cooperation and Development (OECD) will make up almost all of the growth in consumption over the next 2 years, with the largest demand increases coming from China, Brazil, and the Middle East. The EIA expects that, among the OECD regions, North America will show growth in oil consumption over the next two years, offsetting declines in OECD Europe and Asia.

According to the EIA, in 2009 coal, oil and gas still supplied approximately 80% of the global primary energy demand. A recent report published by the National Petroleum Council (NPC) in the United States predicted a 50 — 60% growth in total global demand for energy by 2030. Because oil, gas, and coal will continue to be the primary energy sources during this time, the energy industry will have to continue increasing the supply of these fuels to meet this increasing demand. In addition, there were approximately 700 crude oil refineries in the world, with 148 refineries operating in the United States. High energy prices are driving consistently high utilization rates at these facilities. With aging infrastructure and growing capacity constraints, asset protection continues to grow as an indispensable tool in maintenance planning, quality control and prevention of catastrophic failure in refineries and petrochemical plants. Recent high oil and fossil fuel input prices have placed additional pressure on industry participants to increase capacity, focus on production efficiency and cost reductions and shorten shut-down time or “turnarounds.” Asset protection solutions are used for both off-stream inspections, or inspection when the tested infrastructure is shut-down, and increasingly, on-stream inspections, or inspection when the tested infrastructure is operating at normal levels. While we expect off-stream inspection of vessels and piping during a plant shut-down or turnaround to remain a routine practice by companies in these industries, we expect the areas of greatest future growth to occur as a result of on-stream inspections and monitoring of facilities, such as offshore platforms, transport systems and oil and gas transmission lines, because of the substantial opportunity costs of shutting them down. On-stream inspection enables companies to avoid the costs associated with shutdowns during testing while enabling the economic and safety advantages of advanced planning or predictive maintenance.

Traditional power generation and transmission

Asset protection in the power industry has traditionally been associated with the inspection of high-energy, critical steam piping, boilers, rotating equipment, utility aerial man-lift devices, large transformer testing and various other applications for nuclear and fossil-fuel based power plants. We believe that in recent years the use of asset protection solutions have grown rapidly in this industry due to the aging of critical power generation and transmission infrastructure. For instance, the average age of a nuclear power plant in the United States is over 30 years. Furthermore, global demand for power generation and transmission has grown rapidly and is expected to continue, primarily as a result of the energy needs of emerging economies such as China and India. The areas of traditional power generation and transmission that we focus our efforts on are nuclear, fossil and wind.

Other process industries

The process industries, or industries in which raw materials are treated or prepared in a series of stages, include chemicals, pharmaceuticals, food processing and paper and pulp. Three process industries that we focus our efforts on are chemical, pharmaceuticals and food processing. As with oil and gas processing facilities, chemical processing facilities require significant spending on maintenance and monitoring. Given their aging infrastructure, growing capacity constraints and increasing capital costs, we believe asset protection solutions continue to grow in importance in maintenance planning, quality and cost control and prevention of catastrophic failure in the chemicals industry. Although the pharmaceuticals and food processing industries have historically not employed asset protection solutions as much as other industries, we are now seeing these industries increase the use of asset protection solutions throughout their manufacturing and other processes.

Public infrastructure

We believe that high profile infrastructure catastrophes, such as the collapse of the I-35W Mississippi River bridge in Minneapolis, have caused public authorities to more actively seek ways to prevent similar events from occurring. Public authorities tasked with the construction of new, and maintenance of existing, public infrastructure, including bridges and highways, increasingly use asset protection solutions to test and inspect these assets. Importantly, these authorities now employ asset protection solutions throughout the life of these assets, from their original design and construction, with the use of embedded sensing devices to enable on-line monitoring, through ongoing maintenance requirements. Nearly 25% of the approximately 600,000 public roads and bridges in the U.S. are classified as “deficient,” according to the U.S. Federal Highway Administration. An immediate “cost-beneficial” investment aimed at replacing or repairing deficient bridges may cost as much as $99 billion, according to the U.S. Department of Transportation.

This is a target market for our application technology and experience. Over the last ten years, we have provided testing and health monitoring on hundreds of bridges and structures worldwide, among which include some of the largest and well-known bridges in the United Kingdom, Pennsylvania and the greater New York metropolitan areas. In July 2010, we were awarded a continuous on-line Structural Health Monitoring System contract by the California Department of Transportation to be installed on the San Francisco Oakland Bay Bridge. As a result of our continued efforts to offer cost-effective application technology to address the need for increased safety measures, we received a $6.9 million project awarded under the National Institute of Standards and Technology (NIST) Innovation Program that is intended to bring a transformational impact in the area of civil infrastructure structural health monitoring using affordable self-powered wireless sensors.

Aerospace and defense

The operational safety, reliability, structural integrity and maintenance of aircraft and associated products is critical to the aerospace and defense industries. Industry participants increasingly use asset protection solutions to perform inspections upon delivery, and also periodically employ asset protection solutions during the operational service of aircraft, using advanced ultrasonic immersion systems or digital radiography in order to precisely detect structural defects. Industry participants also use asset protection solutions for the inspection of advanced composites found in new classes of aircraft, ultrasonic fatigue testing of complete aircraft structures, corrosion detection and on-board monitoring of landing gear and other critical components. We expect increased demand for our solutions from the aerospace industry to result from wider use of advanced composites and distributed on-line sensor networks and other embedded analytical applications built into the structure of assets to enable real-time performance monitoring and condition-based maintenance.

Primary metals and metalworking

The quality control requirements driven by the low defect tolerance within automated, robotic intensive metalwork industries, such as screw machining, serve as key drivers for the recent growth of NDT technologies, such as ultrasonics and radiography. We expect that increasingly stringent quality control requirements and competitive forces will drive the demand for more costly finishing and polishing which, in turn, will promote greater use of NDT throughout the production lifecycle.

Transportation

The use of asset protection solutions within the transportation industry is primarily focused in the automotive and rail segments. Within the automotive segment, manufacturers use asset protection solutions throughout the entire design and development process, including the inspection of raw material inputs, during in-process manufacturing and, finally, during end-product testing and analysis. Although asset protection technologies have been utilized in the automobile industry for a number of decades, we believe growth in the segment will increase as automobile manufacturers begin to outsource their asset protection requirements and take advantage of new technologies that enable them to more thoroughly inspect their products throughout the manufacturing process, reduce costs and shorten time to market. Within the rail segment, asset protection solutions are used primarily to test rails and passenger and tank cars.

Our competitive strengths

We believe the following competitive strengths contribute to our being a leading provider of asset protection solutions and will allow us to further capitalize on growth opportunities in our industry:

•	“One Source” Provider for Asset Protection Solutions Worldwide. We believe we have the comprehensive portfolio of proprietary and integrated asset protection solutions, including services, products and systems worldwide, which positions us to be the leading single source provider for a customer’s asset protection requirements. Through our network of 78 offices and independent representatives in 15 countries around the world, we offer an extensive portfolio of solutions that enables our customers to consolidate all their inspection requirements and the associated data storage and analytics on a single system that spans the customers’ entire enterprise.

•	Long-Standing Trusted Provider to a Diversified and Growing Customer Base. By providing critical and reliable NDT services, products and systems for more than 30 years and expanding our asset protection solutions, we have become a trusted partner to a large and growing customer base across numerous infrastructure-intensive industries globally. Our customers include some of the largest and most well-recognized firms in the oil and gas, chemical, fossil and nuclear power, aerospace and defense industries as well as the largest public authorities.

•	Repository of Customer-Specific Inspection Data. Our enterprise software solutions enable us to capture and warehouse our customers’ testing and inspection data in a centralized database. As a result, we have accumulated large amounts of proprietary process data and information that allows us to provide our customers with value-added services, such as benchmarking, reliability centered maintenance solutions including predictive maintenance, inspection scheduling, data analytics and regulatory compliance.

•	Proprietary Products, Software and Technology Packages. We have developed systems that have become the cornerstone of several high value-added unique NDT applications, such as those used for the testing of pressure vessels (the MONPAC technology package) or above-ground storage tanks (the TANKPAC technology package). These proprietary products allow us to efficiently and effectively provide highly valued solutions to our customers’ complex applications, resulting in a significant competitive advantage. In addition to the proprietary products and systems that we sell to customers on a stand-alone basis, we also develop a range of proprietary sensors, instruments, systems and software used exclusively by our Services segment.

•	Deep Domain Knowledge and Extensive Industry Experience. We are an industry leader in developing advanced asset protection solutions, including acoustic emission testing for non-intrusive on-line monitoring of storage tanks and pressure vessels, bridges and transformers, portable corrosion mapping, ultrasonic testing (UT) systems, on-line plant asset integrity management with sensor fusion, enterprise software solutions for plant-wide and fleet-wide inspection data archiving and management, advanced and thick composites inspection and ultrasonic phased array inspection of thick wall boilers.

•	Collaborating with Our Customers. Our asset protection solutions have historically been designed in response to our customers’ unique performance specifications and are supported by our proprietary technologies. Our sales and engineering teams work closely with our customers’ research and design staff during the design phase in order to incorporate our products into specified infrastructure projects, as well as with facilities maintenance personnel to ensure that we are able to provide the asset protection solutions necessary to meet these customers’ changing demands.

•	Experienced Management Team. Our management team has a track record of leadership in NDT, averaging over 20 years experience in the industry. These individuals also have extensive experience in growing businesses organically and in acquiring and integrating companies, which we believe is important to facilitate future growth in the fragmented asset protection industry. In addition, our senior managers are supported by highly experienced project managers who are responsible for delivering our solutions to customers.

Our growth strategy

Our growth strategy emphasizes the following key elements:

•	Continue to Develop Technology-Enabled Asset Protection Services, Products and Systems. We intend to maintain and enhance our technological leadership by continuing to invest in the internal development of new services, products and systems. Our highly trained team of Ph.D.’s, engineers and highly-skilled, certified technicians has been instrumental in developing numerous significant asset protection standards, and we believe their knowledge base will enable us to innovate a wide range of new asset protection solutions more rapidly than our competition.

•	Increase Revenues from Our Existing Customers. Many of our customers are multinational corporations with asset protection requirements from multiple divisions at multiple locations across the globe. Currently, we capture a relatively small portion of their overall expenditures on these solutions. We believe our superior services, products and systems, combined with the trend of outsourcing asset protection solutions to a small number of trusted service providers, positions us to significantly expand both the number of divisions and locations that we serve as well as the types of solutions we provide. We strive to be the preferred global partner for our customers and aim to become the single source provider for their asset protection solution requirements.

•	Add New Customers in Existing Target Markets. Our current customer base represents a small fraction of the total number of companies in our target markets with asset protection requirements. Our scale, scope of products and services and expertise in creating technology-enabled solutions have allowed us to build a reputation for high-quality and has increased customer awareness about us and our asset protection solutions. We intend to leverage our reputation and solutions offerings to win new customers within our existing target markets, especially as asset protection solutions are adopted internationally. We intend to continue to leverage our competitive strengths to win new business as customers in our existing target markets continue to seek a single source and trusted provider of advanced asset protection solutions.

•	Expand Our Customer Base into New End Markets. We believe we have significant opportunities to rapidly expand our customer base in relatively new end markets, including the maritime shipping, wind turbine and other alternative energy and natural gas transportation industries and the market for public infrastructure, such as highways and bridges. The expansion of our addressable markets is being driven by the increased recognition and adoption of asset protection services, products and systems, and new NDT technologies enabling further applications in industries such as healthcare and compressed and liquefied natural gas transportation, and the aging of infrastructure, such as construction and loading cranes and ports, to the point where visual inspection has proven inadequate and new asset protection solutions are required. We expect to continue to expand our global sales organization, grow our inspection data management and data mining services and find new high-value applications, such as embedding our sensor technology in assembly lines for electronics and distributed sensor networks for aerospace applications. As companies in these emerging end markets realize the benefits of our asset protection solutions, we expect to expand our leadership position by addressing customer needs and winning new business.

•	Continue to Capitalize on Acquisitions. We intend to continue employing a disciplined acquisition strategy to broaden, complement and enhance our product and service offerings, add new customers and certified personnel, expand our sales channels, supplement our internal development efforts and accelerate our expected growth. We believe the market for asset protection solutions is highly fragmented with a large number of potential acquisition opportunities. We have a proven ability to integrate complementary businesses, as demonstrated by the success of our past acquisitions, which have often contributed entirely new products and services that have added significantly to our revenues and profitability. In addition, we have begun to offer and sell our advanced asset protection solutions to customers of companies we acquired that had previously relied on traditional NDT solutions. Importantly, we believe we have improved the operational performance and profitability of our acquired businesses by successfully integrating and selling a comprehensive suite of solutions to the customers of these acquired businesses.

Our segments

The Company has three financial segments:

•	Services. This segment provides primarily asset protection solutions primarily in North America with the largest concentration in the United States, consisting primarily of non-destructive testing and inspection services that are used to evaluate the structural integrity of critical energy, industrial and public infrastructure.

•	Products and Systems. This segment designs, manufactures, sells, installs and services our asset protection products and systems, including equipment and instrumentation, predominantly in the United States.

•	International. This segment offers services, products and systems similar to those of our Services and Products and Systems segments to global markets, principally in Europe, the Middle East, Africa, Asia and South America, but not to customers in China and South Korea, which are served by our Products and Systems segment.

Our solutions

We provide comprehensive asset protection solutions to a diverse customer base. We combine the strengths of our proprietary products, industry expertise, a suite of software solutions and our highly skilled and experienced technicians and engineers to deliver a broad set of inspection, engineering and information technology services that address the complex business challenges faced by our customers. Depending on the requirements of our customers, we can provide them our software and other products on a stand-alone basis or as a complete end-to-end solution consisting of sensor products, services and software. Importantly, as part of our solutions, we are increasingly providing on-line asset monitoring and management software enabling our customers to have real-time access to assess the structural health of their infrastructure.

Our services

Our Services segment provides a range of testing and inspection services to a diversified customer base across energy-related, industrial and public infrastructure industries. We either deploy our services directly at the customer’s location or through our own extensive network of field testing facilities. Our global footprint allows us to provide asset protection solutions through local offices in close proximity to our customers, permitting us to keep response time and per diem costs to a minimum, while maximizing our ability to develop meaningful, collaborative customer relationships. Examples of our comprehensive portfolio of services include: testing components of new construction as they are built or assembled, providing corrosion monitoring data to help customers determine whether to repair or retire infrastructure, providing material analysis to ensure the integrity of infrastructure components and supplying non-invasive on-stream techniques that enable our customers to pinpoint potential problem areas prior to failure. In addition, we also provide services to assist in the planning and scheduling of resources for repairs and maintenance activities. Our experienced inspection professionals perform these services, which are supported by our advanced proprietary software and hardware products.

Traditional NDT services

Our certified personnel provide a range of traditional inspection services. For example, our visual inspectors provide comprehensive assessments of the condition of our customers’ plant equipment during capital construction projects and maintenance shutdowns. Of the broad set of traditional NDT techniques that we provide, several lend themselves to integration with our other offerings and often serve as the initial entry point to more advanced customer engagements. For example, we provide a comprehensive program for the inspection of above-ground storage tanks designed to meet stringent industry standards for the inspection, repair, alteration and reconstruction of oil and petrochemical storage tanks. This program includes magnetic flux exclusion for the rapid detection of floor plate corrosion, advanced ultrasonic systems and leak detection of floor defects, remote ultrasonic crawlers for shell and roof inspections and trained, certified inspectors for visual inspection and documentation.

Advanced NDT services

In addition to traditional NDT services, we provide a broad range of proprietary advanced NDT services that we offer on a stand-alone basis or in combination with software solutions such as our proprietary enterprise data warehousing and plant condition monitoring software and systems (PCMS). We also provide on-line monitoring capabilities and other solutions that enable the delivery of accurate and real-time information to our customers. Our advanced NDT services require more complex equipment and more skilled inspection professionals to operate this equipment and interpret test results. Some of the technologies and techniques we use include:

•	Automated ultrasonic testing	•	Wireless data acquisition
•	Guided ultrasonic long wave testing	•	On-line plant asset integrity monitoring
•	Infrared thermography	•	Risk-based inspection
•	Phased array ultrasonic testing	•	Digital radiography
•	Acoustic emission testing	•	Sensor fusion (multi-sensor data integration)
•	Automated Ultrasonic Phased Array Inspection	•	Eddy current testing
•	Advanced Infrared Inspection	•	Line Scanning Thermography (LST)
•	Reliability centered maintenance services (RCM)

Mechanical Integrity services

We provide a broad range of MI services that enable our customers to meet stringent regulatory requirements. These services increase plant safety, minimize unscheduled downtime and allow our customers to plan for, repair and replace critical components and systems before failure occurs. Our services are designed to complement a comprehensive predictive and preventative inspection and maintenance program that we can provide for our customers in addition to the MI services. Customers of our MI services have, in many instances, also licensed our PCMS software, which allows for the storage and analysis of data captured by our testing and inspection products and services, and implemented this solution to complement our inspection services.

As a result of the information captured by PCMS and our risk-based inspection software module we are able to provide a professional service known as “Mechanical Integrity Gap Analysis” for process facilities. Our Mechanical Integrity Gap Analysis service offers insight into the level of plant readiness, how best to manage and monitor the integrity of process facility assets, and how to extend the useful lives of such assets. Our Mechanical Integrity Gap Analysis service also assists customers in benchmarking and managing their infrastructure through key performance indicators and metrics.

Our products and systems

Our software

Our software solutions are designed to meet the demands of our customers’ data analysis and asset integrity management requirements. Some of our key software solutions include:

PCMS enterprise software: asset protection and reliability

Our PCMS application is an enterprise software system that allows for the warehousing and analysis of data as captured by our testing and inspection products and services and convert it to valuable information. PCMS allows our customers to design and develop asset integrity management plans that include:

•	optimal systematic testing schedules for their infrastructure based on real-time data captured by our sensors;

•	alerts that notify customers when to perform special testing services on suspect areas, enabling them to identify and resolve flaws on a timely basis by using our PCMS risk-based inspection (“RBI”) software module; and

•	schedules for the maintenance and retirement of assets.

PCMS also offers advantages by allowing the information it develops and stores to be organized, linked and synchronized with enterprise software systems such as SAP. We believe PCMS is one of the more widely used process condition management software systems in the world. We estimate that approximately 40% of U.S. refineries, by capacity, currently use PCMS. This provides us not only with recurring software license fees, but also marketing opportunities for additional software, asset integrity management and other asset protection solutions. With the addition of the RBI module, we expect the use of PCMS to expand in the future. In addition, our risk-based inspection application enables PCMS users to test and analyze their assets operating conditions and other factors, such as operating temperature range and contact with highly flammable or corrosive products. This allows customers to classify or rank each asset according to the probability and consequences of its structural failure and schedule the appropriate frequency and types of testing for that asset. We believe our RBI program allows our customers to appropriately test their infrastructure in a more cost-effective manner while reducing their overall risk profile, which typically allows them to reduce their insurance premiums.

Application-based software

We provide a comprehensive portfolio of application-specific software products that cover a broad range of materials testing and analysis methods, for neural networks, pattern recognition, wavelet analysis and moment tensor analysis.

Some of the key software solutions we offer include:

•	Advanced Data Analysis Pattern Recognition & Neural Networks Software (NOESIS), which enables our AE experts to develop automated remote monitoring systems for our customers.

•	AE Software Platform (AEwin and AEwinPost), which are Windows-based real time applications software for detection, processing and analysis which locates the general location of flaws on or in our customers’ structures.

•	Loose Parts Monitoring Software (LPMS), which is a software program for monitoring, detecting and evaluating metallic loose parts in nuclear reactor coolant systems in accordance with strict industry standards.

•	Automated UT and Imaging Analysis Software (UTwin and UTIA), which is a software platform for analyzing ultrasonic inspection data and visualizing and identifying the location and size of potential flaws.

Technology packages

In order to address some of the more common problems faced by our customers, we have developed a number of robust technology solutions. These packages generally allow more rapid and effective testing of infrastructure because they minimize the need for service professionals to customize and integrate asset protection solutions with the infrastructure and interpret test results. These packaged solutions use proprietary and specialized testing procedures and hardware, advanced pattern recognition, neural network software and databases to compare test results against our prior testing data or national and international structural integrity standards. Some of our widely used technology packages in some of our target markets are:

Technology
package	Type	Description

TANKPAC	AE On-line Tank Floor Inspection	Tests to monitor for emissions resulting from active corrosion of the tested infrastructure
MONPAC	AE Pressure Vessel Testing	An AE “expert system” that evaluates the condition of metal pressure systems and tanks
VPAC	Loss Control for Valves in Process Plants	Estimates valve leakage based on measurements made using our inspection products
POWERPAC	AE On-line Power Transformer Monitoring	Through on-line monitoring, detects and locates partial discharge in power transformers by utilizing AE
Wire Break	On-line monitoring of wire breaks in Bridge suspension cables	On-Line detection and location of wire breaks on suspension cable bridges
LeakTEC	AE Leak detection	On-Line monitoring and detection of gas and liquid leaks in pipes and vessels

Our other products

AE products

We are a leader in the design and manufacture of AE sensors, instruments and turn-key systems used for the monitoring and testing of materials, pressure components, processes and structures. Though we principally sell our products as a system, which includes a combination of sensors, an amplifier, signal processing electronics, knowledge-based software and decision and feedback electronics, we can also sell these as individual components to certain customers that have the in-house expertise to perform their own services. Our sensors “listen” to structures and materials to detect real-time AE activity and to determine the presence of structural flaws in the inspected materials. Such materials include pressure vessels, storage tanks, heat exchangers, piping, turbine blades and reactors.

In addition, we provide leak monitoring and detection systems used in diverse applications, including the detection and location of both gaseous and liquid leaks in valves, vessels, pipelines and tanks. AE leak monitoring and detection, when applied in a systematic preventive maintenance program, has proven to substantially reduce costs by eliminating the need for visual valve inspection and unscheduled down-time. In addition, EPA requirements regarding fugitive emissions helps drive the market for this leak detection equipment.

UT technology

We design, manufacture and market a full line of ultrasonic equipment. While AE technology detects flaws and pinpoints their location, our UT technology has the ability to size defects in three-dimensional geometric representations. We manufacture a complete line of UT systems including our line of Automated UT scanners such as our LSI crawler and Mini-Scanner, our unique portable UT handheld system with motion control to run our many inspection scanners, and our immersion systems including small bench top units to large UT and Gantry systems over 50 feet long. We also design and fabricate custom scanners as requested by customers in the metals and aerospace industries.

Vibration sensors and systems

We design, manufacture and market a broad portfolio of vibration sensing products under our Vibra-Metrics brand name. These include a full line of accelerometers (vibration sensors), on-line condition-based management systems, data delivery systems and a comprehensive assortment of ancillary support products. Our patented Sensor Highway monitoring systems offer fully automated, unattended remote data acquisition and alarm reporting for rotating mechanical equipment and machines, which enable us to provide real-time predictive maintenance data to our customers.

On-line monitoring

Our on-line monitoring offerings combine all of our asset protection services, products and systems. We provide temporary, periodic and continuous monitoring of static infrastructures such as bridges, pipes, and transformers, as well as dynamic or rotating assets such as pumps, motors, gearboxes, steam and gas turbines. Temporary monitoring is typically used when there is a known defect or problem and the condition needs to be monitored until repaired or new equipment can be placed in service. Periodic monitoring, or “walk around” monitoring, is used as a preventative maintenance tool to take machine and device readings, on a periodic basis, to observe any change in the assets’ condition such as increased vibration or unusual heat buildup and dissipation. Continuous monitoring is applied “24/7” on critical assets to observe the earliest onset of a defect and track its progression to avoid catastrophic failure. Since 1988, we have provided these solutions to over eighty projects for a variety of industries and applications. Our monitoring systems can be accessed both on-site and remotely using state of the art wireless technology and can interface with customer data via the internet or other proprietary secured networks. These monitoring systems provide browser-based hierarchical displays of critical information and can include alarm and customer notification options using messaging and email services. By simultaneously using different sensing devices such as acoustic emission or sound, vibration, temperature, strain or corrosion gauges, often referred to as sensor fusion, we can monitor and correlate different sensor readiness to provide more accurate fault detection and location determination while reducing or eliminating false alarms. The information can also be used to correct operational procedures that contributed to the failures.

Customers

During the first nine months of fiscal 2011, we provided our asset protection solutions to approximately 4,800 different customers. The following table lists some of our larger customers by revenues for the first nine months of fiscal 2011, in each of our target markets.

Oil & Gas, including Petrochemicals	Power Generation & Transmision	Aerospace & Defense
(61.4%)	(9.5%)	(4.6%)

BP	BE&K	Aerojet
Chevron	Bechtel	AMSEC
Conoco Phillips	Duke	Carlton Forge Works
ExxonMobil	Entergy	Chen-Tech Industries
Lyondell	Exelon	Danner Corporation
Marathon Oil	Lower Colorado River Authority	Electric Boat
Petrobas	Rolls Royce	General Dynamics
Shell	SGT, LLC	Hitco
Tesoro	Southern California Edison	Indian Navy
Valero	Westinghouse	Schlosser Forge Company

Public Infrastructure,
Industrial	Process Industries	Research and
(7.2%)	(9.1%)	Engineering (5.0%)

Alcan	Air Products	ADA
Arcelormittal	Bayer	Amey Group
Doncasters	Blue Island Phenol	BECA
Golden Gate International	Dow, Rohm, & Haas	Emergency One Inc
Jacobs Field Service North America, Inc.	Dupont	Humber Bridge Board
Kaiser	Equistar	INRA
Kent	Honeywell	IS
Titanium Fabrication Corporation	INEOS	K-TEK
Verwater	Lyondell	Mistras
Wollostan Alloy	Praxair, Inc.	Watson Cogen Company

The percentage in each heading above represents the percentage that target market comprises of our total revenues. The companies listed under each target market comprise, in total, the following percentages of the revenues for that target market:

Oil & Gas: 68%
Power Generation: 62%
Aerospace & Defense: 39%
Industrial: 26%
Process Industries: 77%
Public Infrastructure: 35%

We have one customer, BP plc. (“BP”), which accounted for 17% and 19% of total revenues for the nine months ended February 28, 2011 and 2010, respectively. Our relationship with BP is comprised of separate contracts for non-destructive testing and inspection services with multiple affiliated entities within the broad BP organization. We conduct business with various divisions or affiliates of the BP organization through numerous contracts covering many segments of BP’s business including downstream (refinery), midstream (pipelines) and upstream (exploration). These contracts are typically negotiated locally with the specific location, are of varying lengths, have different start and end dates and differ in terms of the scope of work and nature of services provided. Most contracts are based on time and materials.

Geographic Areas

We conduct our business in 15 different countries, but our revenues and income is primarily derived from our U.S. operations and substantially all of our long-lived assets are located in the U.S. No individual foreign country or region accounted for a material portion of the Company’s revenues or had a material amount of the Company’s long-lived assets. Note 20 to our consolidated financial statements in our annual report on Form 10-K for the year ended May 31, 2010 sets forth our revenues, long-lived assets and other financial information regarding our international operations.

Seasonality

Our business is seasonal, which is primarily related to our Services segment. Our first and third fiscal quarter revenues for our Services segment are typically lower than our revenues in the second and fourth fiscal quarters because demand for our asset protection solutions from the oil and gas as well as the fossil and nuclear power industries increases during their non-peak production periods. For instance, U.S. refineries’ non-peak periods are generally in our second fiscal quarter, when they are retooling to produce more heating oil for winter, and in our fourth fiscal quarter, when they are retooling to produce more gasoline for summer. We expect that the impact of seasonality on our first and third fiscal quarter revenues and profitability and second and fourth fiscal quarter cash flows will continue.

Competition

We operate in a highly competitive, but fragmented, market. Our primary competitors are divisions of large companies, and many of our other competitors are small companies, limited to a specific product or technology and focused on a niche market or geographic region. We believe that none of our competitors currently provides the full range of asset protection and NDT products, enterprise software and the traditional and advanced services solutions that we offer. Our competition with respect to NDT services include the Acuren division of Rockwood Service Corporation, SGS Group, the TCM division of Team, Inc. and APPLUS RTD, which is majority-owned by The Carlyle Group. Our competition with respect to our PCMS software includes UltraPIPE, a division of Siemens, Lloyd’s Register Capstone, Inc. and Meridium Systems. Our competition with respect to our ultrasonic products are GE Inspection Technologies and Olympus NDT. In the traditional NDT market, we believe the principal competitive factors are project management, execution, price, reputation and quality. In the advanced NDT market, reputation, quality and size are more significant competitive factors than price. In light of several characteristics of the NDT industry and obstacles facing competitors, only a few of our existing competitors can compete with us on a global basis, and we believe few new companies are likely to enter the market. Some of the most significant of such characteristics and obstacles include: (1) having to acquire or develop advanced NDT services, products and systems technologies, which in our case occurred over many years of customer engagements and at significant internal research and development expense, (2) complex regulations and safety codes that require significant industry experience, (3) license requirements and evolved quality and safety programs, (4) costly and time- consuming certification processes, (5) capital requirements and (6) emphasis by large customers on size and critical mass, length of relationship and past service record.

Centers of excellence

Another differentiator in our business model is the formation of our Centers of Excellence (“COEs”), which we consider to be incubators of inspection technology. The COEs are focused around target applications in our key market segments. They are supported by subject matter experts that will engage in strategic sales opportunities offering customers value-added solutions using advanced technologies and methods providing oversight, management and consultation.

Sales and marketing

We sell our asset protection solutions through all of our 78 offices worldwide. As of May 31, 2010, our world-wide sales and marketing team, together with our “center of excellence” managers, consisted of 63 employees. In addition, our project and laboratory managers as well as our management are trained on our solutions and often are the source of sales leads and customer contacts. Our direct sales and marketing teams work closely with our customers’ research and design personnel, reliability engineers and facilities maintenance engineers to demonstrate the benefits and capabilities of our asset protection solutions, refine our asset protection solutions based on changing customer needs and identify potential sales opportunities. We divide our sales and marketing efforts into services sales, software and other products sales and marketing.

Our International sales group employs 14 sales managers and professionals, each of whom is responsible for educating our existing and potential customers about our asset protection solutions in the geographical areas outside the United States other than China and South Korea. The sales cycle for our asset protection solutions and the agreements under which we provide them in these areas are substantially similar to those of our other segments.

Manufacturing

Our hardware products are manufactured in our Princeton Junction, New Jersey facility. Our Princeton Junction facility includes the capabilities and personnel to fully produce all of our AE products, NDT Automation Ultrasonic equipment and Vibra-Metrics vibration sensing products.

Intellectual property

Our success depends, in part, on our ability to maintain and protect our proprietary technology and to conduct our business without infringing on the proprietary rights of others. We utilize a combination of intellectual property safeguards, including patents, copyrights, trademarks and trade secrets, as well as employee and third-party confidentiality agreements, to protect our intellectual property.

As of April 1, 2011, we held 8 patents, all in the United States which will expire at various times between fiscal 2011 and 2023, and license certain other patents. However, we currently do not principally rely on these patents or licenses to provide our proprietary asset protection solutions. Our trademarks and service marks provide us and our products and services with a certain amount of brand recognition in our markets. However, we do not consider any single patent, trademark or service mark material to our financial condition or results of operations.

As of April 1, 2011, the primary trademarks and service marks that we held in the United States included Mistras and our stylized globe design. Other trademarks or service marks that we utilize in localized markets or product advertising include PCMS, Physical Acoustics Corporation (PAC), NOESIS, AEwin, AEwinPost, UTwin, UTIA, LST, Vibra-Metrics, MONPAC, PERFPAC, TANKPAC, VPAC, POWERPAC, Sensor Highway, Quality Services Laboratories Inc. (QSL) and NDT Automation.

Many elements of our asset protection solutions involve proprietary know-how, technology or data that are not covered by patents or patent applications because they are not patentable, or patents covering them would be difficult to enforce, including technical processes, equipment designs, algorithms and procedures. We believe that this proprietary know-how, technology and data is the most important component of our intellectual property assets used in our asset protection solutions, and is a primary differentiator of our asset protection solutions from those of our competitors. We rely on various trade secret protection techniques and agreements with our customers, service providers and vendors to protect these assets. All of our employees in our Products and Systems segment and certain of our other employees involved in the development of our intellectual property have entered into confidentiality and proprietary information agreements with us. These agreements require our employees not to use or disclose our confidential information, to assign to us all of the inventions, designs and technologies they develop during the course of employment with us, and otherwise address intellectual property protection issues. We also seek confidentiality agreements from our customers and business partners before we disclose any sensitive aspects of our asset protection solutions technology or business strategies. We are not currently involved in any material intellectual property claims.

Research and development

Our research and development is principally conducted by engineers and scientists at our Princeton Junction, New Jersey headquarters, and supplemented by other employees in the United States and throughout the world, including France, Greece, Japan, Russia and the

United Kingdom. Our total professional staff includes 32 employees who hold Ph.D.’s, and over 100 engineers and employees who hold Level III certification, the highest level of certification from the American Society of Non-Destructive Testing.

Employees

Providing our asset protection solutions requires a highly skilled and technically proficient employee base. As of April 1, 2011, we had approximately 2,700 employees worldwide and approximately 2,300 of our employees were based within the United States, of which approximately 87% were hourly. Less than 10% of our employees in the United States are unionized. We believe that we have good relations with our employees.

Environmental matters

We are subject to numerous environmental, legal and regulatory requirements related to our operations worldwide. In the United States, these laws and regulations include, among others: the Comprehensive Environmental Response, Compensation, and Liability Act, the Resources Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Atomic Energy Act, the Energy Reorganization Act of 1974, as amended, and applicable state regulations.

In addition to the federal laws and regulations, states and other countries where we do business often have numerous environmental, legal and regulatory requirements by which we must abide. We evaluate and address the environmental impact of our operations by assessing properties in order to avoid future liabilities and comply with environmental, legal and regulatory requirements. Thus far, we are not involved in specific environmental litigation or claims, including the remediation of properties we own or have operated, as well as efforts to meet or correct compliance-related matters. We do not expect costs related to environmental matters to have a material adverse effect on our consolidated cash flows, financial position or results of operations.

Properties

As of April 1, 2011, we operated 78 offices in 15 countries, with our corporate headquarters located in Princeton Junction, New Jersey. Our headquarters in Princeton Junction is our primary location, where our manufacturing and research and development are conducted. While we lease most of our facilities, as of April 1, 2011, we owned properties located in Olds, Alberta; Monroe, North Carolina; Trainer, Pennsylvania; Houston, Pasadena, and Deer Park, Texas; Burlington, Washington; and Gillette, Wyoming. These properties, as well as approximately 50 offices throughout North America (including Canada), are utilized by our Services segment. Our Products and Systems segment’s primary location is in our Princeton Junction facility. Our international segment has 19 offices located in Brazil, United Kingdom, the Netherlands, France, Greece, Russia, Japan and India.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

In calculating the ratio of earnings to fixed charges, “earnings” means the sum of income before income taxes and fixed charges exclusive of capitalized interest, and “fixed charges” means interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness and an estimate of the portion of annual rental expense on leases that represents the interest factor.

	Nine-months
	ended
	February 28,	Year-ended May 31,
	2011	2010	2009	2008	2007	2006

Ratio of Earnings to Fixed Charges(1)	7.8	5.3	0.3	0.3	1.2	0.5

(1)	In fiscal 2010, an adjustment of approximately $6.5 million to reduce the value of the preferred stock (“negative” accretion) has been omitted from this table.

Prior to our IPO in October 2009, we completed several private placements of our Class A and Class B preferred stock. These preferred shares included various redemption and conversion features and were reported outside the equity section and adjusted to fair value, which represented their redemption value at each reporting date. Effective upon the closing of the IPO, all of the preferred shares outstanding as of the offering were converted into common stock.

Risk factors

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

Use of proceeds

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities by us covered by this prospectus for general corporate purposes including the reduction of outstanding indebtedness, acquisitions, capital expenditures and working capital and any other purposes that we specify in the applicable prospectus supplement.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.

The securities we may offer

We may offer, from time to time, shares of our common stock and preferred stock, various series of debt securities or warrants to purchase any of such securities, either individually or in units, in amounts we will determine from time to time, with a total value of up to $80,000,000 under this prospectus, at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling stockholder may, from time to time, sell our common stock in one or more offerings, up to a total of 2,764,401 shares of our common stock. This prospectus provides you with a general description of these securities. See “Description of Capital Stock,” “Description of Warrants,” “Description of Debt Securities” and “Description of Units.” Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus we file with the SEC also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or in a free writing prospectus we file with the SEC relating to such offering.

Description of capital stock

The following is a description of the material terms of our second amended and restated certificate of incorporation and bylaws. We refer to our certificate of incorporation as so amended as our certificate of incorporation. The certificate of incorporation, authorizes us to issue 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common stock

As of April 1, 2011, there were outstanding 26,780,181 shares of common stock held of record by 20 stockholders. In addition, there were approximately 2,874,000 shares of common stock reserved for issuance upon exercise of outstanding stock options, of which approximately 876,000 were vested, and approximately 217,000 shares of common stock reserved for issuance upon vesting of restricted stock units.

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Covenants in our outstanding senior secured credit facility restrict our ability to pay dividends on common stock. All outstanding shares of common stock are fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred stock

As of April 1, 2011, there were no outstanding shares of preferred stock and we have no present plans to issue any shares of preferred stock. Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock. Preferred stock will be fully paid and nonassessable upon issuance.

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

Anti-Takeover effects of Delaware Law and our certificate of incorporation and bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire our company because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision of the Delaware General Corporation Law to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Certificate of incorporation and bylaw provisions

Certain provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Inability of Stockholders to Act by Written Consent. We have provided in our certificate of incorporation that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer or by the board of directors acting pursuant to a resolution adopted by a majority of the directors then in office. Additionally, our bylaws provide that only stockholders entitled to cast not less than 35% of all the votes entitled to be cast at a special meeting of stockholders can require the Secretary to call such a special meeting, subject to the satisfaction of certain procedural and informational requirements. These provisions may impair or prevent smaller stockholders from forcing consideration of a proposal, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. Any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. For notice to be timely, it must be received by our secretary not later than 90 nor earlier than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (or if the date of the annual meeting is advanced more than 30 calendar days or delayed by more than 60 calendar days from such anniversary date, not later than 90 nor earlier than 120 calendar days prior to such meeting or the 10th calendar day after public disclosure of the date of such meeting is first made). These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Board Vacancies Filled Only by Majority of Directors Then in Office. Vacancies and newly created seats on our board may be filled only by our board of directors. Only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation expressly prohibits cumulative voting.

Directors Removed Only for Cause. Our certificate of incorporation provides that directors may be removed by stockholders only for cause.

The provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation of liability and indemnification

Our certificate of incorporation contains provisions that limit the personal liability of each of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation further provides that we may indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company to the fullest extent permitted by the DGCL. Our bylaws provide that we must indemnify any director or officer of the corporation, and may indemnify any other person, who (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our bylaws provide a right of indemnification that includes the right to have paid by us the expenses, including attorneys’ fees, incurred by any of our officers or directors in defending any such proceeding in advance of its final disposition. If Delaware law so requires, however, the advancement of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) will only be made upon the delivery to us of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses by us.

We have entered into indemnity agreements with our directors and certain of our executive officers for the indemnification and advancement of expenses to these persons. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. We also intend to enter into these agreements with our future directors and certain of our executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any director, executive officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Registration rights

The holders of 3,186,836 shares of our common stock which were issued upon conversion of the preferred stock outstanding prior to our initial public offering, or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of an amended and restated registration rights agreement between us and the holders of these shares, and include demand registration rights, short form registration rights and piggyback registration rights. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the following rights, including expenses of counsel to the registering security holders up to $35,000 related to any demand or short form registration and up to $45,000 related to any piggyback registration. All underwriting discounts and selling commissions will be borne by the holders of the shares being registered.

Demand registration rights. Subject to specified limitations, the holders a majority of these registrable securities may require that we register all or a portion of these securities for sale under the Securities Act, if the anticipated gross receipts from the sale of such securities are at least $2.5 million. Stockholders with these registration rights who are not part of an initial registration demand are entitled to notice and are entitled to include their shares of common stock in the registration. We are required to effect only two registrations pursuant to this provision of the registration agreement.

Short form registration rights. If we are eligible to file registration statements on Form S-3, subject to specified limitations, the holders of not less than 25% of these registrable securities can require us to register all or a portion of their registrable securities on Form S-3, if the anticipated aggregate offering price of such securities is at least $500,000. We may not be required to effect more than two such registrations in any 12-month period. Stockholders with these registration rights who are not part of an initial registration demand are entitled to notice and are entitled to include their shares of common stock in the registration.

Piggyback registration rights. If at any time we propose to register any of our equity securities under the Securities Act, other than in connection with (i) a demand registration described above, (ii) a registration relating solely to our stock option plans or other employee benefit plans or (iii) a registration relating solely to a business combination or merger involving our company, the holders of these registrable securities are entitled to notice of such registration and are entitled to include their shares of capital stock in the registration. The underwriters, if any, may limit the number of shares included in the underwritten offering if they believe that including these shares would adversely affect the offering.

Transfer agent and registrar

The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York, New York 11219, and its telephone number is (800) 937-5449.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MG.”

Description of warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus we file with the SEC, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain a copy of a document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the exercise price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, exchange, and transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or other offering material.

Exercise of warrants

A warrant will entitle the holder to purchase for cash (or other consideration, if so provided in the warrant) an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or in a free writing prospectus we file with the SEC. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchased upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Description of debt securities

The debt securities may be either secured or unsecured and either will be senior debt securities or subordinated debt securities of the company. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “we,” “us,” “our” or “the company” refer only to Mistras Group, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

We expect that the prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	if the principal, premium, if any, or interest will be payable at the election of the company or holder in one or more currencies or currency units other than that or those stated by the debt securities, the currency or currency units in which such payments shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, that the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the debt securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special interest premium or other premium; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be delivered to the depositary or nominee or custodian; and

•	bear any required legends.

The prospectus supplement for any series of debt securities will set forth the provisions applicable to one or more global securities.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All amounts paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would escheat to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of the company), in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of the company), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures; and

•	certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1) we fail to pay the principal or any redemption price of or any premium on any debt security of that series when due;

(2) we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3) we fail to deposit any sinking fund payment when due;

(4) we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

(5) certain events involving bankruptcy, insolvency or reorganization of the company.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the above-described matters, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest or a default relating to a covenant or other provision of the indenture that cannot be waived without the consent of each holder of outstanding debt securities of that series, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to become an obligor and assume the covenants under the indenture;

•	adding covenants or events of default, provided that such action shall not adversely affect the holders in any material respect;

•	making certain changes to facilitate the issuance of the debt securities;

•	securing the debt securities;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguities or inconsistencies, provided that such action shall not adversely affect the holders in any material respect;

•	providing for guaranties of, or additional obligors on, the debt securities;

•	permitting or facilitating the defeasance and discharge of the debt securities, provided that such action shall not adversely affect the holders in any material respect; and

•	other changes specified in the indenture.

However, neither the trustee nor the company may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture or waiver of past defaults.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of debt securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•	direct obligations of the government that issued or caused to be issued the currency in which such debt securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or any supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we also may not make payment on the subordinated debt securities if:

•	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

• any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

Description of units

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section entitled “Where You Can Find More Information” on page 54 of this prospectus.

Selling stockholder

The selling stockholder may resell from time to time up to 2,764,401 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act).

The following table, based upon information currently known by us, sets forth as of April 1, 2011: (i) the number of shares of common stock held of record or beneficially by the selling stockholder as of such date (as determined below) and (ii) the number of shares of common stock that may be offered under this prospectus by the selling stockholder.

The selling stockholder, an entity affiliated with private equity firm Thayer | Hidden Creek, originally acquired the shares of our common stock included in this prospectus through a series of private placements of our convertible preferred stock prior to our initial public offering in October 2009. The preferred shares were converted into shares of our common stock in connection with our initial public offering. In connection with a private placement we completed in October 2005, we entered into an amended and restated registration rights agreement with our preferred stockholders, including the selling stockholder. This agreement granted these stockholders certain registration rights with respect to shares of our common stock issuable upon conversion of the shares of the preferred stock held by them. For more information regarding this agreement, please refer to the section titled “Description of Capital Stock — Registration Rights” beginning on page 32 of this prospectus.

Percentage of
	Common stock	Common stock		common stock
	beneficially owned	offered pursuant	Owned upon	owned upon
	prior to the	to this	completion of	completion of
Name of Selling Stockholder	offering(1)	prospectus(1)	this offering(2)	this offering(2)

TC NDT Holdings, L.L.C.(1)	2,764,401	2,764,401	—	—%

(1)	The address of the selling stockholder is 1455 Pennsylvania Avenue, N.W., Suite 350, Washington, D.C. 20004. Daniel M. Dickinson and James J. Forese, each a member of our board of directors, share voting and dispositive power over the shares held by TC NDT Holdings, L.L.C. with five other members of an investment committee. Messrs. Dickinson and Forese disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer.

(2)	We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of common stock owned by the selling stockholder and covered by this prospectus will be held by the selling stockholder.

Plan of distribution

Offering by Registrant

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities by us will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by us within this prospectus.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

In compliance with the guidelines of the Financial Industry Regulatory, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus.

Certain of the underwriters, agents or dealers and their associates may engage in transactions with and perform services for us in the ordinary course of business.

Our common stock is quoted on the New York Stock Exchange under the symbol “MG.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

Offering by selling stockholder

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling such shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell such shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or another applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker-dealer receive fees, commissions or markups which, in the aggregate, would exceed eight percent (8%) of the gross proceeds received by the selling stockholder for the sale of securities hereunder.

Pursuant to the previously described amended and restated registration rights agreement entered into with, among others, the selling stockholder, we are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholder (as well as persons, including broker-dealers or agents deemed to be “underwriters” within the meaning of the Securities Act) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with the amended and restated registration rights agreement, or the selling stockholder will be entitled to contribution.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with any underwriters or broker-dealers for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.mistrasgroup.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site or connected to that site, are not incorporated into and are not a part of this prospectus.

Incorporation of certain documents by reference

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended May 31, 2010, filed with the SEC on August 17, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2010, November 30, 2010, and February 28, 2011 filed with the Commission on October 14, 2010, January 13, 2011, and April 14, 2011, respectively;

•	our Current Reports on Form 8-K filed on October 18, 2010, February 14, 2011 and February 16, 2011; and

•	the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-34481) filed with the Commission on October 5, 2009, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Mistras Group, Inc., Attention: Investor Relations, 195 Clarksville Road, Princeton Junction, New Jersey 08550, or call (609) 716-4000.

Legal matters

The validity of the securities offered in this prospectus will be passed upon for us by Fulbright & Jaworski L.L.P., New York, New York.

Experts

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended May 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$80,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

2,764,401
Shares of Common Stock
Offered by the Selling Stockholder

PROSPECTUS

          , 2011

Part II

Information not required in prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Securities and Exchange Commission registration fee		$14,703
New York Stock Exchange listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving		*
Fees and expenses of the transfer agent or trustee		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors, officers and other employees against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors, officers or other employees must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The registrant has adopted provisions in its bylaws which provide that it will indemnify, to the full extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by the registrant or in its right, by reason of the fact that such person is or was a director or officer of the registrant, or while such person is or was a director or officer of the registrant, is or was serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under the DGCL or federal law. In addition, the registrant’s board of directors may in its discretion indemnify any person other than an officer or director made a party to any action by virtue of his or her employment with the registrant.

As permitted by Section 102(b)(7) of the DGCL, the registrant’s second amended and restated certificate of incorporation provides that a director shall not be personally liable to the registrant or its shareholders for monetary damages for a breach of fiduciary duty unless the breach: (i) relates to the duty of loyalty; (ii) involves intentional misconduct or knowing violation of law; (iii) involves payment of unlawful dividends, stock purchases or redemptions; or (iv) involves a transaction from which the director derived an improper personal benefit.

In addition, the registrant has entered into indemnification agreements with its directors and executive officers to indemnify them against certain liabilities which may arise by reason of their status. The registrant also maintains directors’ and officers’ liability insurance for its officers and directors.

Item 16.	Exhibits.

The Exhibits listed on the Exhibit Index of this registration statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Princeton Junction, State of New Jersey, on the 14th day of April, 2011.

MISTRAS GROUP, INC.

By:	/s/ Sotirios J. Vahaviolos
Sotirios J. Vahaviolos
Chairman, President and Chief Executive Officer

Power of attorney

We, the undersigned officers and directors of Mistras Group, Inc., hereby severally constitute and appoint Sotirios J. Vahaviolos, Francis T. Joyce and Michael C. Keefe, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sotirios J. Vahaviolos Sotirios J. Vahaviolos	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	April 14, 2011
/s/ Francis T. Joyce Francis T. Joyce	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 14, 2011
/s/ Daniel M. Dickinson Daniel M. Dickinson	Director	April 14, 2011
/s/ James J. Forese James J. Forese	Director	April 14, 2011
/s/ Richard H. Glanton Richard H. Glanton	Director	April 14, 2011
/s/ Michael J. Lange Michael J. Lange	Director	April 14, 2011
/s/ Ellen T. Ruff Ellen T. Ruff	Director	April 14, 2011
/s/ Manuel N. Stamatakis Manuel N. Stamatakis	Director	April 14, 2011

Exhibit index

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act:

Exhibit
number		Exhibit title

1	.1*	Form of Underwriting Agreement
1	.2*	Form of Subscription Agreement
3	.1(1)	Second Amended and Restated Certificate of Incorporation of the registrant, as currently in effect
3	.2(1)	Amended and Restated Bylaws of the registrant, as currently in effect
4	.1(1)	Specimen Common Stock Certificate of the registrant
4	.2*	Specimen Preferred Stock Certificate of the registrant
4.3		Form of senior indenture, to be entered into between the registrant and the trustee designated therein
4	.4*	Form of senior note with respect to each particular series of senior notes issued hereunder
4.5		Form of subordinated indenture to be entered into between the registrant and the trustee designated therein
4	.6*	Form of subordinated note with respect to each particular series of subordinated notes issued hereunder
4	.7*	Form of Warrant with respect to each warrant issued hereunder
4	.8*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder
4	.9*	Form of Depositary Agreement with respect to the depositary shares
5.1		Opinion of Fulbright & Jaworski L.L.P.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
24.1		Power of Attorney (see page II-7)
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the senior indenture
25	.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the subordinated indenture

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in connection with the offering of securities.

(1)	Incorporated by reference to the same numbered exhibit of the registrant’s registration statement on Form S-1 (File No. 333-151559), declared effective by the Securities and Exchange Commission on October 7, 2009.